                                                                    Exhibit 99.1

Contact:                                             April 30, 2003
Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.
Phone: 408-736-6900
www.afop.com

FOR IMMEDIATE RELEASE

                   ALLIANCE FIBER OPTIC PRODUCTS, INC. REPORTS
                      FIRST QUARTER 2003 FINANCIAL RESULTS

Sunnyvale, CA - April 30, 2003 - Alliance Fiber Optic Products, Inc. (Nasdaq
Smallcap: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the first quarter ended March 31, 2003.

Revenues for the first quarter of 2003 totaled $2,376,000 as compared to $2,810,000 in the previous quarter, and $3,532,000 in the first quarter of 2002. The Company recorded a net loss under generally accepted accounting principles
(GAAP) for the first quarter of 2003 of $2,665,000, or $0.08 per share based on
35.0 million shares outstanding. This compares to a net loss for the fourth quarter of 2002 of $2,767,000, or $0.08 per share based on 35.0 million shares outstanding, and a net loss for the first quarter of 2002 of $5,691,000, or $0.17 per share based on 34.4 million shares outstanding.

Included in the net loss for the quarter ended March 31, 2003 are non-cash charges for inventory provision of $33,000, deferred stock compensation charges related to cost of revenues of $39,000, and deferred stock compensation charges related to operations of $355,000. Included in the net loss for the quarter ended December 31, 2002 are non-cash charges for inventory provision of $84,000, excess facility charges of $160,000, deferred stock compensation charges related to cost of revenues of $19,000, and deferred stock compensation charges related to operations of $424,000.

Peter Chang, President and Chief Executive Officer, commented, "During these challenging economic times, we were pleased to have increased our customer base while we continued to improve our operational efficiency. We added a dozen new customers during the first quarter of 2003, and six of our top ten customers were also top ten customers during the fourth quarter of last year. Operating expenses were reduced by 14 percent from the fourth quarter of 2002, and our cash burn rate was a modest $2.1 million in the quarter, leaving us with over $40.9 million in cash and cash equivalents at quarter end."

"As we look ahead, we remain optimistic about our prospects for success once the market for fiber optic products recovers. We are continuing to develop key new products and technologies that we believe will have the potential to best serve our growing customer base, while maintaining our focus on cost control and minimizing our cash burn rate," concluded Mr. Chang.

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CONFERENCE CALL

Management will host a conference call at 1:30 p.m. Pacific Time on April 30, 2003 to discuss AFOP's first quarter financial results. To participate in AFOP's conference call, please call (212) 329-1452 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 534944. AFOP will also provide a live webcast of its first quarter 2003 conference call at AFOP's website www.afop.com. A replay will be available for two weeks following the call. The dial in for the instant replay is (303) 590-3000; confirmation number 534944.

ABOUT AFOP

Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film DWDM components and modules, fixed and variable optical attenuators, and depolarizers. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's ability to focus on cost control and operational efficiency, future prospects, continued development of products and technologies, the products and technologies that will serve our customer base, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, loss of key customers, ability to ramp new products into volume production, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in SEC reports, including AFOP's most recent Form 10-K for the year ended December 31, 2002. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

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                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                         Mar. 31   Dec. 31,
                                                           2003      2002
                                                         -------   -------
ASSETS
Current assets:
       Cash and short-term investments                   $40,886   $42,975
       Accounts receivable, net                            1,120     1,133
       Inventories, net                                    2,840     2,930
       Other current assets                                  966       967
                                                         -------   -------
          Total current assets                            45,812    48,005

Property and equipment, net                                5,080     5,313

Other assets                                                 371       362

                                                         -------   -------
            Total assets                                 $51,263   $53,680
                                                         =======   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                  $   851   $   706
       Accrued expenses and other liabilities              2,796     3,188
                                                         -------   -------
          Total current liabilities                        3,647     3,894

Long-term liabilities                                        593       823
                                                         -------   -------
          Total liabilities                                4,240     4,717

Stockholders' equity                                      47,023    48,963

                                                         -------   -------
            Total liabilities and stockholders' equity   $51,263   $53,680
                                                         =======   =======

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                     Three Months Ended
                                              --------------------------------
                                              Mar. 31,    Dec. 31,    Mar. 31,
                                                2003        2002        2002
                                              --------    --------    --------
Revenues                                      $  2,376    $  2,810    $  3,532

Cost of revenues                                 2,292       2,637       4,954
                                              --------    --------    --------
     Gross profit/(loss)                            84         173      (1,422)
                                              --------    --------    --------
Operating expenses:
     Research and development                    1,396       1,394       2,380
     Sales and marketing                           571         627         990
     General and administrative                    949       1,193       1,212
     Excess facility charges                         -         160           -
                                              --------    --------    --------
          Total operating expenses               2,916       3,374       4,582

Loss from operations                            (2,832)     (3,201)     (6,004)

Interest and other income, net                     167         259         313
                                              --------    --------    --------
Loss before income taxes                        (2,665)     (2,942)     (5,691)

Income tax provision                                 -        (175)          -
                                              --------    --------    --------
Net loss                                      $ (2,665)   $ (2,767)   $ (5,691)
                                              ========    ========    ========

Net loss per share - basic and diluted        $  (0.08)   $  (0.08)   $  (0.17)
Shares used in computing net loss
   per share - basic and diluted                35,045      34,954      34,362

Included in costs and expenses above:
Stock based compensation charges
     Cost of revenue                          $     39    $     19    $   (215)
     Research and development                      241         239         270
     Sales and marketing                            42          41          71
     General and administrative                     72         144         376
Provision for excess and obsolete inventory         33          84       2,208
Excess facility charges                              -         160           -
                                              --------    --------    --------
          Total                               $    427    $    687    $  2,710
                                              ========    ========    ========